Exhibit 10.25

SHORT TERM FINANCING AGREEMENT

THIS AGREEMENT is made today: 10th February 2006.

BETWEEN:

1.                                       Leveret International Inc., a Liberian Corporation of 80 Broad street, Monrovia, Liberia (hereinafter the “Lender”).

2.                                       Baltic Navigation Company of Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands MH96960, Marshall Islands (hereinafter the “Borrower”).

WHEREAS :

The Borrower has requested the Lender to make available to it a short term financing of USD 670,000 (Six Hundred and Seventy Thousand), (hereinafter called the “Facility”), which the Lender agreed to grant on the following terms and conditions:

A.                                   TERMS OF FACILITY

a.                                       The Lender makes available to the Borrower the Facility to be used for the finance of the payment of the 10% deposit for the acquisition of the motor tanker “TRAPPER”, IMO No.8321321 from Messrs PARTREDERIET for M/T TRAPPER of Sweden as per Memorandum of Agreement dated 8th February 2006. The Facility will bear no interest at all.

b.                                      The Borrower hereby acknowledges states and confirms receipt of the Facility.

c.                                       The Facility is repayable upon Lender’s first written demand for the repayment of the facility in part or in whole.

B.                                     REPRESENTATIONS AND WARRANTIES

The Borrower hereby represents and warrants to the Lender, that:

a.                                       The Borrower is a company duly organized and validly existing and in good standing under the laws of the Republic of Marshall Islands and has the corporate authority to own/acquire assets and carry out its business and other activities as they are now or in the future going to be conducted.

b.                                      The Borrower has the power to enter into and perform this Agreement and to authorize the execution of this Agreement and any other documents related thereto.

c.                                       This Agreement constitutes legally binding obligation of the Borrower and is enforceable in accordance with its terms.

d.                                      The Borrower has the legal ability to undertake towards the Lender the repayment of the Facility upon Lenders first demand in whole or in part(s) in foreign exchange in any part of the world and in Greece and the Borrower has and/or will have in Greece available funds of its own or through its affiliate companies or tough further banking borrowing facilities in foreign exchange free and not subject to any mandatory assignment to the Bank of Greece, pursuant to any provisions of any law, decision or regulation of any governmental body or other regulatory authority and out of such funds the Borrower may without any restrictions whatsoever effect payments to the Lender in connection with this Agreement.

C.                                     LAW/JURISDICTION

a.                                       This Agreement shall be governed and construed in all respects in accordance with the laws of Greece.

b.                                      All disputes under this Agreement including enforcement proceedings and the taking of an conservative measures are submitted to the exclusive jurisdiction of the Courts of Piraeus.

IN WITNESS whereof these presents were issued the date first above written.

THE LENDER		THE BORROWER

By:		By:
	Dimitrios Melisanidis		Apostolos Manitsas